EXHIBIT A


4:   STOCK PURCHASE AND TRANSFER AGREEMENT

6: THIS AGREEMENT entered into this 30th day of August, 2000, by and between 7: Jeffrey M. Fine, and/or his assigns (hereby referred to as "Buyer") and 8: Generale de Sante International Ltd., (hereinafter referred to as "Seller").

10:  WHEREAS, Buyer and Seller each own shares of the outstanding common
11:  stock of First Medical Group, Inc., a Delaware corporation (hereinafter
12:   referred to as "FMG");
13: WHEREAS, as the result of a transaction entered into by FMG and AMCMC 14:Acquisition Corp., a British Virgin Ls6nds corporation (hereinafter referred 15: to as "AMCMC") substantially all of the assets of FMG were sold to AMCMC, 16: (hereinafter referred to as the "Transaction");

18: WHEREAS, as the result of the Transaction, FMG does not have any 19: business operations and is left with limited assets and substantial
20: liabilities,
21: WHEREAS, Buyer intends to investigate and initiate litigaiton on behalf 22: of FMG and/or its minority shareholders in connection with the Transaction 23: and Buyer is seeking the support of minority shareholders of FMG;

25:  WHEREAS, Buyer will advance and incur substantial costs and expenses
26: in connection with investigating and prosecuting such litigation on behalf 27: of FMG and/or its minority shareholders;

29: WHEREAS, the outstanding publicly traded common stock of FMG has 30: been delisted and the latest available quote for the stock is $0.062 31: per share as of the date of this Agreement; and

33: WHEREAS Seller desires to sell to Buyer and Buyer desires to purchase 34: from seller all of the common stock of FMG owned by Seller on the terms 35: and conditions set forth below.
36: NOW THEREFORE, for good and valuable consideration, Seller and 37: Buyer agree as follows:

39: I .   The above recitals are true and correct and are incorporated herein by
40:  reference.

42: 2.  Seller hereby sells, assigns and trsnsfers to Buyer all of Seller's
43: right, title and Interest in two million forty-seven thousand eight hundred 44: sixty (2,047,860) shares of common stock of FMG, representing any of Sellers 45: stock ownership in FMG, together with any other equity or debt securities of 46: FMG registered or beneficially owned or otherwise standing In the name of 47: Seller on the books of FMG (collectively referred to herein as the Shares). 48: Seller hereby irrevocably appoints Buyer as Seller's attorney and agent
49: to cause and effectuate the transfer of the Shares on the book of FMG so 50: that the shares may be registered in the name of Buyer with full power of 51: substitution in the premises. Seller will execute any documents reasonably 52: required by FMG's

54: stock transfer agent to accomplish the sale of such Shares to Buyer and the 55: registration Of such Shares in the n2me of Buyer on FMG's books
56:  and records.
57: 3. Buyer shall pay Seller a pro rata percentage of thirty flve percent
58: (35%) of the net proceeds realized from any recovery obtained by Buyer
59: for or on behalf of FMG and/or its minority shareholders (comprised of
60: Buyer, Seller and others) in connection with any litigation initiated 61:and/or recovery obtained for or onbehalf of FMG and/or its minority
62: shareholders relating to the Transaction, or the sale of the remaining
63: corporation shell of FMG. The term "net proceeds" as used herein shall
64: mean the proceeds remaining after (a) payment of any costs, expenses
65: and attorneys' fee incurred by Buyer in connection with obtaining, benefit 66: for and/or credting any recovery, securing realization and/or common
67: benefit for or on behalf of FMG and/or its minority shareholders and (b)
68: payment to Buyer of reasonable compensation for Buyer's time, risk and
69: contribution in obtaining securing and/or creating any recovery,
70:  realization and/or common benefit for or on behalf of FMG and/or
71:   its minority shareholders.
72:   IN WITNESS WHEREOF, the parties hereto have executed this
73:   Agreement as of the day and year first set forth above.

Buyer:                                       Seller:
Jeffrey M. Fine


                                                   Director


                                                Director








          EXHIBIT B


                                     STOCK PURCHASE AND TRANSFER AGREEMENT

THIS AGREEMENT entered into this 12th day of January, 2001, by and 97: between Jeffrey M. Fine, and/or his assigns (hereinafter referred to as 98: "Buyer") and Mark Kugler and Elise Kugler, his wife, hereinafter referred 99: to as "Seller").
100: WHEREAS, Buyer and Seller each own shares of the outstanding common
101: stock of First Medical Group, Inc., a Delaware corporation (hereinafter 102: referred to as "FMG");
103: WHEREAS, as the result of a transaction entered into by FMG and AMCMC 104: Acquisition Corp., a British Virgin Islands corporation (hereinafter
105: referred to as "AMCMC"), substantially all of the assets of FMG were sold 106: to AMCMC, (hereinafter referred to as the "Transaction");

108: WHEREAS, as the result of the Transaction, FMG does not have any business 109: operations and is left with limited assets and substantial liabilities;

111: WHEREAS, Buyer intends to investigate and initiate litigation on 112: behalf of FMG and/or its minority shareholders in connection with 113: the Transaction and Buyer is seeking the support of minority
114: shareholders of FMG;
115: WHEREAS, Buyer will advance and incur substantial costs and expenses in 116: connection with investigating and prosecuting such litigation on behalf of 117: FMG and/or its minority shareholders;

119: WHEREAS, the outstanding publicly traded common stock of FMG has been 120:delisted and the latest available quote for the stock is $0.062 per share as 121: of the date of this Agreement; and

123: WHEREAS Seller desires to sell to Buyer and Buyer desires to purchase from 124: Seller all of the common stock of FMG owned by Seller on the terms and 125: conditions set forth below.
126:  NOW THEREFORE, for good and valuable consideration, Seller and Buyer
127:  agree as follows:

 The above recitals are true and correct and are incorporated herein by
130:   reference.

132: 2. Seller hereby sells, assigns and transfers to Buyer all of Seller's 133: right, title and interest in four hundred fifty nine thousand six hundred 134: sixty four (459,664) shares of common stock of FMG, representing
135: all of Seller's stock ownership in FMG, together with any other equity 136: or debt securities of FMG registered or beneficially owned or otherwise 137: standing in the name of Seller on the books of FMG (collectively
138: referred to herein as the "Shares"). Seller hereby irrevocably appoints 139: Buyer as Seller's attorney and agent to cause and effectuate the transfer 140: of the Shares on the books of FMG so that the Shares may be registered 141: in the name of Buyer with full power of substitution in the premises. 142: Seller will execute any documents reasonably required by FMG's

144: stock transfer agent to accomplish the sale of such Shares to Buyer 145: and the registration of such Shares in the name of Buyer on FMG's
146:  books and records.
147: 3. Buyer shall pay Seller a pro rata percentage of twenty five percent 148: (25%) of the net proceeds realized from any recovery obtained by Buyer 149: for or on behalf of FMG and/or its minority shareholders (comprised of 150: Buyer, Seller and others) in connection with any litigation initiated 151: and/or recovery obtained for or on behalf of FMG and/or its minority 152: shareholders relating to the Transaction, or the sale of the
153: corporate shell of FMG. The term "net proceeds" as used herein
154: shall mean the proceeds remaining after (a) payment of any costs,
155: expenses and attorneys' fees incurred by Buyer in connection with
156: obtaining, securing and/or creating any recovery, realization and/or 157: common benefit for or on behalf of FMG and/or its minority shareholders 158: and (b) payment to Buyer of reasonable compensation for Buyer's time, 159: risk and contribution in obtaining, securing and/or creating any
160: recovery, realization and/or common benefit for or on behalf of FMG 161: and/or its minority shareholders.
162:
163: IN WITNESS WHERE, the parties hereto have executed this
164: Agreement as of the day and year first set forth above.
               Buyer:                                     Seller:

              Jeffrey M. Fine                       Mark Kugler
                                                               Elise Kugler



          EXHIBIT C


                                      STOCK PURCHASE AND TRANSFER AGREEMENT

177: THS AGREEMENT entered into this 12th of January, 200 1, by and between 178: Jeffrey M. Fine, and/or his assigns (hereinafter referred to as "Buyer") 179: and Lindsay B. Kugler hereinafter referred to as "Seller").

181: WHEREAS, Buyer and Seller each own shares of the outstanding common 182: stock of First Medical Group, Inc., a Delaware corporation (hereinafter 183: referred to as "FMG");
184: WHEREAS, as the result of a transaction entered into by FMG and AMCMC 185: Acquisiton Corp., a British Virgin Islands corporation (hereinafter 186: referred to as "AMCMC"), substantially all of the assets of FMG were 187: sold to AMCMC, (hereinafter referred to as the "Transaction");

189: WHEREAS, as the result of the Transaction, FMG does not have any business 190: operations and is left with limited assets and substantial liabilities;

192: WHEREAS, Buyer intends to investigate and initiate litigation on 193: behalf of FMG and/or its minority shareholders in connection with 194: the Transaction and Buyer is seeking the support of minority
195: shareholders of FMG;
196: WHEREAS, Buyer will advance and incur substantial costs and 197: expenses in connection with investigating and prosecuting such 198: litigation on behalf of FMG and/or its minority shareholders;

200: WHEREAS, the outstanding publicly traded common stock of FMG
201:has been delisted and the latest available quote for the stock is 202:$0.062 per share as of date of this Agreement; and

204: WHEREAS Seller desires to sell to Buyer and Buyer desires to purchase 205: from Seller an of the common stock of FMG owned by Seller on the terms 206: and conditions set forth below.
207: NOW THEREFORE, for good and valuable consideration, Seller and 208: Buyer agree as follows:

210: The above recitals are true and correct and are incorporated herein by 211: reference.

213: 2. Seller hereby sells, assigns and transfers to Buyer all of Seller's 214: right, title and interest in two hundred thirt-y one thousand two
215: hundred twenty seven (231,227) shares of common stock of FMG, 216: representing all of Seller's stock ownership in FMG, together with 217: any other equity or debt securities of FMG registered or beneficially
218: owned or otherwise standing in the name of Seller on the books of FMG
219: of FMG (collectively referred to herein as the "Shares"). Seller hereby 220: irrevocably appoints Buyer as Seller's attorney and agent to cause and 221: effectuate the transfer of the Shares on the books of FMG so that the 222: Shares may be registered in the name of Buyer with full power of 223: substitution in the premises. Seller will execute any documents
224: reasonably required by FMG's
225: stock transfer agent to accomplish the sale of such Shares to Buyer and the 226: registration of such Shares in the name of Buyer on FMG's books
227: and records.
228:3. Buyer shall pay Seller a pro rata percentage of twenty five percent 229:(25%) of the net proceeds realized from any recovery obtained by Buyer
230: for or on behalf of FMG and/or its minority shareholders (comprised of 231: Buyer, Seller and others) in connection with any litigation initiated
232: and/or recovery obtained for or on behalf of FMG and/or its minority
233: shareholders relating to the Transaction or the sale of the remaining
234: corporate shell of FMG. The term "net proceeds" as used herein shall 235: mean the proceeds remaining after (a) payment of any costs, expenses
236: and attorney's fees incurred by Buyer in connection with obtaining, 237: securing and/or creating any realization and/or common benefit for 238: or on behalf of FMG and/or its minority shareholders; and (b) payment
239: to Buyer of reasonable compemation for Buyer's time, risk and 240: contribution in obtaining, securing and/or creating any recovery, 241: realization and/or common benefit for or on behalf, of FMG and/or
242: its minority shareholders.
243:  IN WITNESS WHEREOF, the parties hereto have executed this Agreement
244:  as of the day and year first set forth above-

            Buyer:                                      Seller-.


             Jeffrey M. Fine                        Lindsay Kugler



253: